                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential for use of the Commission Only (as permitted by Rule
     14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             Detection Systems, Inc.
       -------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                  Ultrak, Inc.
       -------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:


     ------------------------------------------------------------


     2) Aggregate number of securities to which transaction applies:


     ------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ------------------------------------------------------------


     4) Proposed maximum aggregate value of transaction:


     ------------------------------------------------------------


[ ]  Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


     ------------------------------------------------------------


     2) Form, Schedule or Registration Statement No.:


     ------------------------------------------------------------


     3) Filing Party:


     ------------------------------------------------------------


     4) Date Filed:

     ------------------------------------------------------------

                              IMPORTANT INVITATION
                              --------------------

                         Detection Systems Shareholders

                      Interested Stockbrokers and Advisors

As the Annual Meeting of Detection Systems, Inc. stockholders approaches, you will be presented with an important opportunity to help determine the value of your investment.

With this in mind, we are aware that the information you have received over the last several weeks concerning the upcoming proxy contest is a great deal to absorb.

As the largest shareholder of Detection Systems, we would like to give you the opportunity to meet face-to-face with us so that we can address any questions or concerns you may have.

You are invited to attend a meeting sponsored by Ultrak on Tuesday, November 14 at the Holiday Inn Rochester South/Holidome, 111 Jefferson Road, Rochester, NY from 5 p.m. to 6 p.m.

We believe this meeting will provide you with the facts that will help you to make an informed decision.

If you are interested in attending or learning more about the meeting, please call us at 1-800-223-2064.

We look forward to meeting with you at:

     Holiday Inn Rochester South/Holidome
     111 Jefferson Road
     Rochester, NY 14623
     (716) 475-1510

Sincerely,



George K. Broady

Chairman of the Board and Chief Executive Officer
Ultrak, Inc.